SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 8, 2012

BRINKER INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-10275	75-1914582
(State of Incorporation)	(Commission File Number)	(IRS Employment Identification No.)

6820 LBJ Freeway

Dallas, Texas 75240

(Address of principal executive offices)

Registrant's telephone number, including area code 972-980-9917

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Section 5 - Corporate Governance and Management.

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On November 8, 2012, Registrant announced effective January 1, 2013 Mr. Wyman T. Roberts, 53, will become the Chief Executive Officer and President of Registrant. Mr. Brooks, 60, will continue in his role as Chairman of the Board of Registrant through December 31, 2013. Mr. Roberts will continue to serve as President of Chili's Grill & Bar for Registrant, having been appointed to this position in November 2009. Mr. Roberts joined Registrant in August 2005 serving as Senior Vice President and Maggiano's Little Italy President from August 2005 to November 2009, and as Chief Marketing Officer from March 2009 to November 2009. Prior to August 2005, Mr. Roberts served as Executive Vice President and Chief Marketing Officer of NBC's Universal Parks & Resorts from December 2000 until August 2005, and prior to which Mr. Roberts was employed by Darden Restaurants, Inc. where he served most recently as Executive Vice President, Marketing.

On the same date, the Registrant issued a Press Release announcing these developments. A copy of this Press Release is attached hereto as Exhibit 99(a).

Section 9 - Financial Statements and Exhibits.

Item 9.01. Financial Statements and Exhibits.

(d)  Exhibits.

99.1 Press Release dated November 8, 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
BRINKER INTERNATIONAL, INC.

Date: November 8, 2012	By:	/s/ Douglas H. Brooks
Douglas H. Brooks, Chairman of the Board
President and Chief Executive Officer

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